UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Willdan Group, Inc. (the “Company”) previously approved amending and restating the Willdan Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”), subject to stockholder approval of the amendments to the 2008 Plan.  As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the 2008 Plan.

The following summary of the amendments to the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Among other things, the 2008 Plan reflects amendments to (i) increase the number of shares of the Company’s common stock (the “Common Stock”) available for award grants under the 2008 Plan by 500,000 shares, so that the new aggregate share limit for the 2008 Plan is 1,836,167 shares (plus shares subject to options granted under the Company’s 2006 Stock Incentive Plan which expire or are cancelled or terminated); (ii) impose a limit on awards granted to non-employee directors under the 2008 Plan for their service as directors, so that the maximum grant date fair value of equity awards granted to a non-employee director under the plan during any one calendar year will be $200,000, except that as to any non-employee director serving as the Company’s Independent Chair of the Board or Lead Independent Director at the time of grant or any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board, the maximum grant date fair value of equity awards granted to such non-employee director under the plan will be $400,000; (iii) extend the Company’s authority to grant awards under the 2008 Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2021 annual meeting of stockholders and increase the limit on the maximum number of shares subject to performance-based awards granted to one employee in any one calendar year by 100,000 shares to 200,000 shares; and (iv) extend the term of the 2008 Plan to March 8, 2026.

Item 5.07.             Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on June 10, 2016. At the Annual Meeting, four proposals, which are described in detail in the Company’s definitive proxy statement dated April 19, 2016 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders. The stockholders voted to (i) elect the eight director nominees named in the Proxy Statement; (ii) ratify the appointment of the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”); (iii) approve the non-binding resolution approving the Company’s executive compensation; and (iv) approve the amendment to the 2008 Plan.

The total number of shares present in person or by proxy was equal to 78.51% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until his respective successor is elected and qualified, or until his earlier resignation or removal.

	For	Withheld	Broker Non-Vote
Win Westfall	2,420,496	1,754,830	2,261,694
Thomas D. Brisbin	3,621,758	553,568	2,261,694
Steven A. Cohen	3,620,419	554,907	2,261,694
Raymond W. Holdsworth	3,491,051	684,275	2,261,694
Douglas J. McEachern	3,616,630	558,696	2,261,694
Keith W. Renken	3,629,222	546,104	2,261,694
Mohammed Shahidehpour	3,753,776	421,550	2,261,694
John M. Toups	3,642,430	532,896	2,261,694

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Proposal 2

Ratification of the Board of Directors’ appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2016.

For	Against	Abstain	Broker Non-Vote
6,381,089	49,683	6,248	-

Proposal 3

Approval of the non-binding advisory resolution approving the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
3,161,637	600,827	412,862	2,261,694

Proposal 4

Approval of the amendment to the Company’s 2008 Performance Incentive Plan.

For	Against	Abstain	Broker Non-Vote
3,086,910	270,736	817,680	2,261,694

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit NumberDescription

10.1Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 14, 2016	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

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